CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-259103 on Form S-3 and Registration Statement Nos. 333-251434, 333-211900, 333-199841, 333-189784, 333-183991, 333-153255, 333-273412, 333-273413 and 333-270394 on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of MiMedx Group, Inc. and the effectiveness of MiMedx Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Atlanta, Georgia February 28, 2024